EXHIBIT 99.1

Redwood 111908

Angela:
Good afternoon everyone, this is Angela Williams and I will be moderator for the call. Thank you all for joining us today for the Location Based Technologies Inc, investor conference call.  Before we begin I’d like to say that since we will be making forward looking statements during the course of this conference call, we need to make the following Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of historical information the matters discussed in this conference call are forward looking statements that involve a number of risks and uncertainties.  Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  The actual future results of the company could differ significantly from those statements.  Factors that could cause or contribute to such differences include, but are not limited to, future economic, political, and competitive and market conditions as well as future business decisions.  All of which are difficult or impossible to predict accurately and many of which are beyond the company’s control.  Further information on the company’s risk factors is contained in the company’s quarterly, annual and other periodic reports as filed with the Securities and Exchange Commission.  And finally, we remind you that we are subject to Regulation FD, and accordingly are limited in our ability to disclose material, non public information.  With that said, there have been a number of significant disclosures leading up to setting the stage for today’s conference call.  On September 30, 2008, Location Based Technologies announces Pocket Finder support for smart phones worldwide.  On October 24th, 2008, Location Based Technologies announces initial PocketFinder manufacturing run at Jabil Facility in France.  On October 28th, 2008, Location Based Technologies launches PocketFinder service for the Google android based T-Mobile smart phones.  And on October 30, 2008, Location Based Technologies completes PocketFinder service for the Apple IPhone.  Due to the overwhelming number of questions received, we will not have a live Q & A session during this call; however, management will address many of those questions received.  And now, I’d like to turn the conference call over to the CEO and Co-President of Location Based Technologies, Dave Morse.  Good afternoon, Dave.

Dave:
Good afternoon and thank you Angela for the introduction and the ever important legal reminders.  Many questions were sent in prior to the call and we have attempted to answer as many as possible in our presentation.  I’m here today with our Co-President and Chief Development Officer, Joseph Scalisi.

Joseph:
Good afternoon everyone.  Thank you for your time.  We at Location Based Technologies look forward to building a long term relationship with you, our shareholders, our business partners and our customers located all over the world.

Dave:	And our Chief Operating Officer, Desiree Mejia.

Desiree:	Thank you, Dave and good afternoon everyone. I am happy to be part of this call and for being able to update our current investors and answer questions for all potential, future investors as well.

Dave:
Thank you.  We are excited and appreciative for the gift of your time and the opportunity to tell you about what Location Based Technologies is doing and the opportunities that lie ahead of us.  I ask you to think of companies like Garman, RIM, Apple or even QUALCOMM - as QUALCOMM started out in the location based industry just as we are.  We believe that we have the potential to deliver a similar experience as those companies have delivered.  For example, Apple has built an extremely powerful and profitable business by obsessively focusing on the overall end users experience.  Thankfully, people who have trialed our devices and our network services have compared us to their Apple experience because we know that most customers don’t necessarily care in the least about technology.  They just want an easy to use application that delivers value to them and works consistently every time they use it.  Our web interface and our mapping services does just that.  Our user interface has proven to be a powerful component in our overall product strategy.  And we are exploring the extension of our platform to potentially encompass other current or future devices.  Like these companies that operate either directly in the LBS space, or in closely related space, it is certainly conceivable that a play like ours could have similar returns of 10 to 20 times on an investment based on a commonly accepted acquisition value of a thousand dollars or more per subscriber.  In the meantime, many people are asking about why our stock is not doing better, recognizing that we don’t control the stock market and that there are many market activities that are beyond our influence.  We would say that it is our wish to see our stock at $10 per share or better as soon as possible.   In order to achieve that marker, we’re focused on generating revenue from our smart phone work in 2008 and through the Pocket Finder family of products in 2009.  That should earn the value we seek, or perhaps even greater.  In the meantime, we have tight controls on treasury stock, but do anticipate a period of increased sales and stock activities as our initial investors 144 stocks are not being released into the market.  Additionally, a form 3 shelf registration was filed in early November to establish an S-8 stock plan as an optional fiscal tool that the company could use to pay for essential non-fund raising services and for our employee stock ownership plan.  The entire location based service arena is hot right now.  And a lot of people are wondering if they should get involved.  However, as you know, it isn’t possible to learn everything about a company by looking at their filings.  Because you’ll miss things like how granular our market research was on our targeted market and how obsessively we have focused on the customer throughout our development process.  That knowledge and experience has led us to where we are today and it is why we are on this call today.  We live in the location based services world.  We us GPS and cellular technology to help people locate their loved ones, their pets, their luggage and just about any other item that is important to them -  and for people to be able to do it from just about anywhere, at any time.  If you can put one of our personal location devices on it, we can help you locate it as long as it has access to a GSM wireless network, which is about 96 + percent of the entire wireless world.  Our device is small.  It’s about the size of a double dipped Oreo cookie.  It is waterproof and built tough to last.  With most GPS applications, only you know where you are.  With our Pocket Finder and Pet Finder devices you will have the ability to locate others who carry our device and are a part of your account.  That is the magic of our system.  Families, businesses, friends will now be able to optimize their ability to stay connected and to coordinate with one another in our highly mobile and often frenzied world.  Here are three reasons why you should be considering our stock right now.  First, the location based service base itself, International Data Corporation has been following this sector for a number of years.  They projected demand for global positioning system devices of 10 to 12 times the number of devices that are currently in the market by 2012.  Another forecast projects that the number of subscribers will reach nearly 300 million with revenue to top 8 billion in 2011.  Add to it the recent proliferation of smart phones, which we are involved in, and the societal push for greater mobility and you have a winning environment to participate in.  Here are a few societal facts.  Life is becoming more congested and our safety less predictable.  Single parents or dual income families no longer have the ability to be at home during the daytime hours.  In fact, over 75% of children are now home during the day with no parent.  With all of these outside the home pressures, time management, coordination and safety are more important than ever.  As one mom said, “I would gladly pay for the ability to know that my child was sitting in their classroom at 8:20 where they’re supposed to be when the bell rings and then that they’re safely at my neighbors at 3:30 in the afternoon.  When can I get one of these?”  Second, our Pocket Finder and Pet Finder products are disruptive.  We are the leading edge provider of hardware, software and platform integration in the LBS space.  We are a market disrupter bringing value to families, pets, and loved ones because we listened to our customers first and then built the solutions that matched their needs.  From its durability to the size and shape of the device to the easy to use system interface to the price point for the hardware, which is $129.95 and that includes the necessary profit margins for the company, the distributor, and major retailers.  And the monthly service of $12.95, that is what our customers told us they had to have.  Researcher firms said that the device must cost under $150 and the monthly service fee must be under $20.  We deliver both criteria and we will be able to drop our price further as we achieve significant volume.  Most of the products that are in the market today go there through repackaged technology.  Not so here at LBAS.  Joseph Scalisi has assembled a very talented group of developers and they have produced the only GPS, GSM single board solution in the world that we are aware of.  And believe me, we have searched.

Joseph:
Yes, Dave.  Our hardware and software development team have many years of experience in the GSM, GPS and GPRS products.  They have assembled, we have assembled actually, a support team with over 200 years collective experience to develop our personal location devices which meet the technical and commercial requirements necessary prior to taking a personal locator mainstream.  I’d like to have our product team lead, work with some of the future products and other development platforms that will be coming over time be partnered with world-class leaders like NSB Semiconductors, which is founded by Philip, one of the main inventors.  NXP has given us great support with their development team and has also supported us in our sales channels.  Jabil will lend their phenomenal team at the MSL facilities in France headed by Bruno Recault.  His supply of engineers who are focused on the great intensity and how we can drive down our production cost and supply chain cost.  In addition, Jabil will have the US space manufacture facility in Tempe, Arizona that will expand our volume when the time is sufficient.  Combined with dozens of other world class companies we have worked to create a world changing technology ready to hit the mass market.  Our hardware design team has previously developed mass market products for companies including Sony Erickson, Bosh, Dyson and the military.  They truly understand what it takes to transition ground breaking technology from the lab through industrialization to the production line in a cost effective form.  Now we’ve created the PocketFinder.  Built to military standards capable of withstanding high level of shock, waterproof and general abuse, which is also the typical day on your kid at the playground or your dog at home. I’m confident the PocketFinder and the PetFinder product are the world’s most advanced, integrated, lowest cost personal GPS solutions to date.   We are indeed in front of the technology boat with this device.  Our entire product fully packaged will cost than most pre-packaged GSM modules that our competitors are using to build their GPS products around.  We could have built our devices the same way, however by doing so, it would not have allowed us to develop superior product portability and form factor, its functionality and user interface that studies have shown are crucial to the mass market adoption.  PocketFinder delivers the needs, the market and requirements in additional to our network access, it’s phenomenal.  Through KORE Telematics, we have access to the largest GSM network in the US and Canada.  We have the ability to roam seamlessly on over 400 networks and 220 countries.

Dave:
Thank you, Joseph.  My third point is that we have a strong management team with handpicked partners working together to bring our products to market.  We collectively have more than 100 years of experience in telephony, wireless technology, sales and distribution.  For example, I service as Pacific Bell’s Chief Customer Officer and was responsible for all customer research and measurements so the consumer market with the expectation that knowledge gained would be applied to internal processes to increase customer satisfaction, reduce cost and increase profitability.  That knowledge and experience has been very beneficial to us and has shaped the way we have approached the market.  Each member, each partner, each contractor brings similar knowledge skills and abilities to this company.  For brokers in the audience do you think that you have people who are still looking for growth in their portfolios irrespective of, or perhaps directly because of, today’s roller coaster market?  People who invest in this company will have the ability to be a part of achieving something good, something of value, not only for themselves, but for others - along with the growth potential of this massive market.  We serve families and provide them with the tool to push back against some of the unique challenges and threats of today’s world.  We sell an increased sense of peace of mind along with a handy tool to enhance the coordination and connection of a mobile family in today’s world.  And because our devices are not function specific, there are almost limitless opportunities for application of our products.  We have yet to meet with an investor who did not come to the meeting with one or more applications that would bring value to the user.  And while being a part of something good, it would be a wonderful thing to be financially rewarded -  particularly in this crazy market that we are currently experiencing.  As the old adage says, as one door closes, another door opens.  For us, we have witnessed a significant downdraft in our stock value.  For you, other than in the very beginning of our launch, there has never been a better time to buy our stock.  With all stock, there is risk, but risk is not all bad.  It’s merely a condition.  We’re not a CD, we’re not a money market fund and while a lot of risk has been squeezed out of our business over the past year, we are still at risk.  Worst case, if we went out of business, we have patents that we believe will deliver somewhere between 50 cents and a dollar per share.  At our current share prices, that means that the downside is minimal and the upside is substantial and that makes for a good risk reward ratio.  If you are ever to invest in LBAS, when do you think the best time would be?  Angela, at this point, let’s take the questions.

Angela:
Great, thank you, Dave.  Let’s see, the first question that I have is your team at Location Based has done a remarkable job on your SEC reporting and compliance.  Can you please tell us what plans you have to graduate to a senior exchange, like as in the NASDAQ?

Desiree:
Thank you, Angela.  I’d be happy to answer that.  That’s certainly part of our overall strategic plan.  With our upcoming filing we will have been Act 34 compliant for a full year.  During this time we have approached each filing with an attitude of being NASDAQ or NYSE compliant.  We have an amazing team that is made up an in-house CPA, our auditors, Comiskey and Company and our SEC attorney’s, Lock, Lord, Bissell and Liddell.  Collectively we are fully aware of the requirements of moving onto the big board and we will carefully make that decision when the timing and benefits deliver the greatest value to our shareholders.  There are significant trailing costs and activities that come with this move and we must be prepared to execute all of them.  Our expectation is that we will be ready to make this move sometime in 2009 after our year end closing.  It makes sense to start a new year with that change.

Angela:	Excellent, Des, thank you very much. I know you also touched briefly on competition, could you elaborate on why your product offerings are superior and a more economical solution for the world?

Dave:
Sure, I’ll take that one, Angela.  There’s certainly a lot of space for a host of providers out there.  We’re talking about 37 million kids in our prime market just in the United States with another 42 ½ million in Europe.  And there are kids all over the world with parents who care about their whereabouts and their safety.  Throw on top of that another 12 ½ to 15 million seniors who are in some level of dependence upon their adult children and 68 million pets, again just in the United States.  By the way, this last market segment, pets, represents net new subscribers to carriers in a market we hope to open up significantly due to our single board design compact size and long battery life.  Those are huge markets and our device is delivering benefits to each of them.  We quality as disruptive because we deliver a reliable and dependable product at a price point completely outside of existing GPS products and we have a user interface that is so good that a very well known leader in consumer and electronics exclaimed, you guys absolutely win the prize.  I have never seen a better user interface anywhere and from anyone.  Combine that with a massive and worldwide network and a small device to withstand the rigorous use of children and pets and I believe you have a winner.

Angela:	That’s exciting, thank you. And Dave, now you have an amazing history working for AT&T and others. While at AT&T how many employees did you have working for you?

Dave:
Well, as the Vice-President of Consumer Sales, I had several thousand employees working on my team.  In addition, I had the opportunity for very large scale operations management experience when I was asked to take the lead in the integration of all consumer services between SBC and Pacific Bell.  That was during the transition between the two companies.  We planned and executed strategies and tactics impacting tens of thousands of employees.  That gave me great experience with the use of Matrix management, integration of outsource resources and the use of key contractors to deliver a flexible workforce better designed to meet shifting demands and needs.  In addition, I learned such values as being customer focused.  We understand that customer acquisition, retention and satisfaction drives our daily value and that ultimately our customer base with determine the overall value and attractiveness of our company.  We focus on being the best at what we do; we focus on providing a top quality product at a reasonable price, while maintaining company profitability.  And we value our employees and our partners.  We outsource work only to proven and dedicated work teams and then we work diligently to communicate our expectations, our culture and a sense of ownership and stewardship.  And then we focus on delivering on the bottom line.  We value every investor and realize that we must compete for their confidence.  We seek to maximize our total company value.  Simply put, our vision is to connect people through technology.

Angela:	Excellent. And when will Location Based see revenues? And are you speaking with any majors on possible joint ventures?

Desiree:	I’ll take that one.

Angela:	Thank you.

Desiree:
We have had a number of requests for projections of results for the 1st quarter of calendar 2009.  It is our policy not to provide not to provide such financial projections as we are a young company with no track record of revenue or earnings.  Especially in this unsettled economy such information would be in the nature of a guess and thus, inherently unreliable.  What I can say is that we have one purchase order in hand valued at 3.7 million dollars.  And that we are in negotiation with industry leading distributors utilizing a two tiered distribution model.  They will be our access point to the big box retailers.  We have a number of negotiations ongoing with companies who want to white label our products or to label their own names.  We welcome those opportunities.  These companies may be supporting a market segment or niche that we would not reach for at this time.  We are pleasantly surprised by the number of opportunities and the volumes represented for OEM work like this.  We are talking with seven Telco providers around the world and have standing offers from tech based or new gadget type shows such as TV and radio from Seattle, Portland, Chicago, Los Angeles, San Diego, Florida, Texas and New York.  With these opportunities and interest that we have, and we have plans in place in how best to leverage our market entry to an aggressive public relations and branding campaign.

Angela:
Thank you, Des.  I think that we actually have time for one more question.  I’d like to ask you about the patents.  You mentioned the patents; can you discuss that more in depth?  And also, how is your product protected and are your patents international?

Joseph:
Yeah, I guess I can take that one.  Joe Scalisi again.  We have 14 patents currently issued or pending internationally and we’re in the final approval stages with several others.  We also have 20 additional patents pending covering all aspects of our technology, from the hardware, software, the user interface design, everything.  We also have numerous trademarks and domain names that will help secure our market footprint.  Everything that we planned for is intended for global deployment.  We feel that we can accomplish this by partnering the pier one organizations from the wireless and land line services to retail and distribution giants.  In addition, we will retain a treasure chest for new development.  We will always be looking for new uses for our product and services.  How we can apply them to better service our customers.  Due to our single board design, the opportunities in our product packaging and form factors alone are mind stretching.  We will be listening for what our customers are seeing and are based on their date; we will make decisions about new product development, product enhancements and new opportunities.  These factors, coupled with our customer’s co-invention, driven by actual market needs; will drive our new intellectual properties and ultimately new consumer product.

Angela:
Thank you, Joe.  I just want to remind the audience that a recording of today’s conference call will be available for 30 days.  To hear a recording of the call, please dial 1.800.977.8002.   The conference code is * 78535743.  And, Dave, did you have anything further you’d like to wrap?

Dave:	No, we just greatly appreciate the opportunity to be able to share what we’re doing and we invite all those interested to join us in this venture.

Angela:
Wonderful.  And with that, Dave and the Location team, I’d like to thank you and the entire team for an outstanding update.  Thank you all for taking the time to join us today for the Location Based Technologies Investor Conference Call.  Have a great evening, everyone.

Desiree:	Thank you, Angela.

Angela:	Thank you.